Okta Announces Strong Second Quarter Results

•	Increases revenue and operating profit outlook for fiscal 2021

•	Q2 revenue grew 43% year-over-year; subscription revenue grew 44% year-over-year

•	Remaining performance obligations, or subscription revenue backlog, grew 56% year-over-year

SAN FRANCISCO – August 27, 2020 – Okta, Inc. (NASDAQ: OKTA), the leading independent provider of identity for the enterprise, today announced financial results for its second quarter ended July 31, 2020.

"The three mega-trends that have been driving our business for the past several years - the adoption of cloud and hybrid IT, digital transformation, and zero trust security - are all being accelerated globally by the current environment,” said Todd McKinnon, Chief Executive Officer and co-founder of Okta. “These trends are reflected in our strong second quarter results and reflect the work that Okta is doing to help organizations around the world accelerate their adoption and deployment of cloud applications, and remote access, and re-imagine their digital customer experiences. As part of this process, organizations are re-evaluating their roadmap to modernize their identity systems and Okta’s platform is the linchpin of the new cloud technology stack. We believe that the world will not return to the pre-COVID work environment and Okta is committed to helping our customers on their journeys."

Second Quarter Fiscal 2021 Financial Highlights:

•	Revenue: Total revenue was $200.4 million, an increase of 43% year-over-year. Subscription revenue was $190.7 million, an increase of 44% year-over-year.

•
Remaining Performance Obligations (RPO): RPO was $1.43 billion, an increase of 56% year-over-year. Current RPO, which is contracted subscription revenue expected to be recognized over the next 12 months, was $684.5 million, up 48% compared to the second quarter of fiscal 2020.

•	Calculated Billings: Total calculated billings were $198.1 million, an increase of 27% year-over-year.

•	GAAP Operating Loss: GAAP operating loss was $45.4 million, or 22.6% of total revenue, compared to $43.6 million, or 31.0% of total revenue, in the second quarter of fiscal 2020.

•
Non-GAAP Operating Income/Loss: Non-GAAP operating income was $6.5 million, or 3.2% of total revenue, compared to a non-GAAP operating loss of $9.9 million, or 7.1% of total revenue, in the second quarter of fiscal 2020.

•
GAAP Net Loss: GAAP net loss was $60.1 million, compared to $43.0 million in the second quarter of fiscal 2020. GAAP net loss per share was $0.48, compared to $0.37 in the second quarter of fiscal 2020.

•
Non-GAAP Net Income/Loss: Non-GAAP net income was $9.9 million, compared to a non-GAAP net loss of $5.2 million in the second quarter of fiscal 2020. Non-GAAP basic net income per share was $0.08, compared to a non-GAAP basic net loss per share of $0.05 in the second quarter of fiscal 2020. Non-GAAP diluted net income per share was $0.07, compared to a non-GAAP diluted net loss per share of $0.05 in the second quarter of fiscal 2020.

•
Cash Flow: Net cash provided by operations was $10.9 million, or 5.5% of total revenue, compared to net cash provided by operations of $1.1 million, or 0.8% of total revenue, in the second quarter of fiscal

2020. Free cash flow was $6.9 million, or 3.4% of total revenue, compared to negative $4.3 million, or 3.1% of total revenue, in the second quarter of fiscal 2020.

•	Cash, cash equivalents, and short-term investments were $2.5 billion at July 31, 2020.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.

Financial Outlook:
"We are pleased with our continued execution and excellent second quarter results," said Bill Losch, Chief Financial Officer of Okta. "We believe it's prudent to continue to expect some near-term economic uncertainty as the business impacts stemming from the pandemic further unfold; however, our strong first half results give us confidence in raising our fiscal year 2021 outlook for both revenue and profitability."

For the third quarter of fiscal 2021, the Company expects:

•	Total revenue of $202 million to $203 million, representing a growth rate of 32% to 33% year-over-year

•	Non-GAAP operating loss of $3.0 million to $2.0 million

•	Non-GAAP net loss per share of $0.02 to $0.01, assuming weighted shares outstanding of approximately 129 million

For the full year fiscal 2021, the Company now expects:

•	Total revenue of $800 million to $803 million, representing a growth rate of 37% year-over-year

•	Non-GAAP operating loss of $13.0 million to $11.0 million

•	Non-GAAP net loss per share of $0.03 to $0.01, assuming weighted shares outstanding of approximately 127 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share to its most directly comparable GAAP measure because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating loss and non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on August 27, 2020 to discuss the results and outlook. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the conference call. The live video webcast of the conference call will be accessible from the Okta investor relations website at investor.okta.com.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net margin, non-GAAP net income (loss) per share, basic and diluted, free cash flow, free cash flow margin, current calculated billings and calculated billings. Certain of these non-GAAP financial measures exclude stock-based compensation, amortization of debt discount and debt issuance costs, non-cash charitable contributions, amortization of acquired intangibles, acquisition-related expenses and loss on early extinguishment of debt.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, the market for our products may develop more slowly than expected or than it has in the past; our results of operations may fluctuate more than expected; there may be significant fluctuations in our results of operations and cash flows related to our revenue recognition or otherwise; the impact of COVID-19, related public health measures and any associated economic downturn on our business and results of operations may be more than we expect; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could damage our reputation; we could experience interruptions or performance problems associated with our technology, including a service outage; we may not be able to pay off our convertible senior notes when due; and global economic conditions could deteriorate. Further information on potential factors that could affect our financial results is included in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta is the leading independent provider of identity for the enterprise. The Okta Identity Cloud enables organizations to securely connect the right people to the right technologies at the right time. With over 6,500 pre-built integrations to applications and infrastructure providers, Okta customers can easily and securely use the best technologies for their business. Over 8,950 organizations, including Engie, JetBlue, Nordstrom, Takeda Pharmaceutical, Teach for America, T-Mobile and Twilio, trust Okta to help protect the identities of their workforces and customers.

Okta uses its investor.okta.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Investor Contact:
Dave Gennarelli
investor@okta.com
415-851-4744

Media Contact:
Jenna Kozel
press@okta.com
415-418-9600

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenue:
Subscription	$190,689	$132,494	$364,470	$249,657
Professional services and other	9,757	7,986	18,835	16,046
Total revenue	200,446	140,480	383,305	265,703
Cost of revenue:
Subscription(1)	39,501	27,917	76,658	52,457
Professional services and other(1)	11,646	10,863	22,975	21,418
Total cost of revenue	51,147	38,780	99,633	73,875
Gross profit	149,299	101,700	283,672	191,828
Operating expenses:
Research and development(1)	53,866	40,045	102,360	74,077
Sales and marketing(1)	98,322	78,385	202,365	160,497
General and administrative(1)	42,499	26,887	76,534	52,653
Total operating expenses	194,687	145,317	381,259	287,227
Operating loss	(45,388)	(43,617)	(97,587)	(95,399)
Interest expense	(16,931)	(4,304)	(27,695)	(8,545)
Interest income and other, net	3,960	3,464	8,859	6,364
Loss on early extinguishment of debt	(2,174)	—	(2,174)	—
Interest and other, net	(15,145)	(840)	(21,010)	(2,181)
Loss before benefit from income taxes	(60,533)	(44,457)	(118,597)	(97,580)
Benefit from income taxes	(433)	(1,477)	(835)	(2,634)
Net loss	$(60,100)	$(42,980)	$(117,762)	$(94,946)

Net loss per share, basic and diluted	$(0.48)	$(0.37)	$(0.94)	$(0.83)

Weighted-average shares used to compute net loss per share, basic and diluted	126,319	115,033	124,922	114,042

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cost of subscription revenue	$5,164	$3,111	$9,139	$5,533
Cost of professional services and other	2,000	1,873	3,811	3,392
Research and development	14,953	9,082	26,888	15,428
Sales and marketing	13,165	9,236	24,325	16,022
General and administrative	13,112	7,972	21,959	13,584
Total stock-based compensation expense	$48,394	$31,274	$86,122	$53,959

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	July 31,	January 31,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$957,234	$520,048
Short-term investments	1,557,279	882,976
Accounts receivable, net of allowances	110,540	130,115
Deferred commissions	37,808	33,636
Prepaid expenses and other current assets	44,074	32,950
Total current assets	2,706,935	1,599,725
Property and equipment, net	63,406	53,535
Operating lease right-of-use assets	157,781	125,204
Deferred commissions, noncurrent	86,556	77,874
Intangible assets, net	30,031	32,529
Goodwill	48,023	48,023
Other assets	22,283	18,505
Total assets	$3,115,015	$1,955,395
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,726	$3,837
Accrued expenses and other current liabilities	54,803	36,887
Accrued compensation	39,227	40,300
Convertible senior notes, net	43,578	100,703
Deferred revenue	391,246	365,236
Total current liabilities	533,580	546,963
Convertible senior notes, net, noncurrent	1,689,438	837,002
Operating lease liabilities, noncurrent	189,208	154,511
Deferred revenue, noncurrent	5,574	6,214
Other liabilities, noncurrent	12,018	5,361
Total liabilities	2,429,818	1,550,051

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	12	11
Class B common stock	1	1
Additional paid-in capital	1,498,549	1,105,564
Accumulated other comprehensive income	5,521	892
Accumulated deficit	(818,886)	(701,124)
Total stockholders’ equity	685,197	405,344
Total liabilities and stockholders' equity	$3,115,015	$1,955,395

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended July 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(117,762)	$(94,946)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	86,106	53,959
Depreciation, amortization and accretion	12,691	7,916
Amortization of debt discount and issuance costs	26,330	8,113
Amortization of deferred commissions	18,077	13,192
Deferred income taxes	(1,915)	(3,057)
Non-cash charitable contributions	2,417	652
Loss on early extinguishment of debt	2,174	—
Other, net	1,435	84
Changes in operating assets and liabilities:
Accounts receivable	18,626	4,459
Deferred commissions	(30,332)	(21,372)
Prepaid expenses and other assets	(7,622)	1,534
Operating lease right-of-use assets	8,972	6,189
Accounts payable	810	1,368
Accrued compensation	15,045	4,717
Accrued expenses and other liabilities	(3,131)	1,304
Operating lease liabilities	(7,663)	(159)
Deferred revenue	25,369	36,175
Net cash provided by operating activities	49,627	20,128
Cash flows from investing activities:
Capitalization of internal-use software costs	(2,326)	(1,330)
Purchases of property and equipment	(10,669)	(9,917)
Purchases of securities available for sale and other	(1,029,281)	(237,693)
Proceeds from maturities and redemption of securities available for sale	280,395	136,344
Proceeds from sales of securities available for sale and other	89,620	17,329
Purchases of intangible assets	—	(8,500)
Payments for business acquisition, net of cash acquired	—	(44,223)
Net cash used in investing activities	(672,261)	(147,990)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	1,135,418	—
Payments for repurchases of convertible senior notes	(181)	—
Proceeds from hedges related to convertible senior notes	195,046	—
Payments for warrants related to convertible senior notes	(175,399)	—
Purchases of capped calls related to convertible senior notes	(133,975)	—
Proceeds from stock option exercises	27,517	27,453
Proceeds from shares issued in connection with employee stock purchase plan	12,821	9,005
Other, net	—	(126)
Net cash provided by financing activities	1,061,247	36,332
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	578	(1,187)
Net increase (decrease) in cash, cash equivalents and restricted cash	439,191	(92,717)
Cash, cash equivalents and restricted cash at beginning of period	531,953	311,215
Cash, cash equivalents and restricted cash at end of period	$971,144	$218,498

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense and amortization of acquired intangibles.

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Gross profit	$149,299	$101,700	$283,672	$191,828
Add:
Stock-based compensation expense included in cost of revenue(1)	7,164	4,984	12,950	8,925
Amortization of acquired intangibles	1,594	1,785	3,187	2,548
Non-GAAP gross profit	$158,057	$108,469	$299,809	$203,301
Gross margin	74%	72%	74%	72%
Non-GAAP gross margin	79%	77%	78%	77%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin
We define non-GAAP operating income (loss) and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles and acquisition-related expenses.

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Operating loss	$(45,388)	$(43,617)	$(97,587)	$(95,399)
Add:
Stock-based compensation expense(1)	48,394	31,274	86,122	53,959
Non-cash charitable contributions	1,881	652	2,417	652
Amortization of acquired intangibles	1,594	1,785	3,187	2,548
Acquisition-related expenses(2)	—	—	—	3,449
Non-GAAP operating income (loss)	$6,481	$(9,906)	$(5,861)	$(34,791)
Operating margin	(23)%	(31)%	(25)%	(36)%
Non-GAAP operating margin	3%	(7)%	(2)%	(13)%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) We define acquisition-related expenses as costs associated with acquisitions, including transaction costs and other non-recurring incremental costs incurred.

Non-GAAP Net Income (Loss) and Non-GAAP Net Margin
We define non-GAAP net income (loss) and non-GAAP net margin as GAAP net loss and GAAP net margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition-related expenses, amortization of debt discount and debt issuance costs and loss on early extinguishment of debt.

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019(1)	2020	2019(1)
Net loss	$(60,100)	$(42,980)	$(117,762)	$(94,946)
Add:
Stock-based compensation expense(2)	48,394	31,274	86,122	53,959
Non-cash charitable contributions	1,881	652	2,417	652
Amortization of acquired intangibles	1,594	1,785	3,187	2,548
Acquisition-related expenses(3)	—	—	—	3,449
Amortization of debt discount and debt issuance costs(4)	15,973	4,088	26,330	8,113
Loss on early extinguishment of debt(5)	2,174	—	2,174	—
Non-GAAP net income (loss)	$9,916	$(5,181)	$2,468	$(26,225)
Net margin	(30)%	(31)%	(31)%	(36)%
Non-GAAP net margin	5%	(4)%	1%	(10)%
(1) Prior periods have been adjusted to conform to the current presentation. See footnotes (4) and (5) for additional details.

(2)	See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(3) We define acquisition-related expenses as costs associated with acquisitions, including transaction costs and other non-recurring incremental costs incurred.
(4) Amortization of debt issuance costs is an adjustment to non-GAAP net income (loss), effective the three and six months ended July 31, 2020. Debt issuance costs included are $0.8 million and $1.4 million for the three and six months ended July 31, 2020, respectively, and $0.3 million and $0.6 million for the three and six months ended July 31, 2019, respectively.
(5) Loss on early extinguishment of debt is calculated inclusive of write-offs of debt issuance costs, effective the three and six months ended July 31, 2020. The amounts of these write-offs are $1.0 million for the three and six months ended July 31, 2020, respectively, and nil for the three and six months ended July 31, 2019, respectively.
Non-GAAP Net Income (Loss) per share, basic and diluted
We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted.
We define non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding and related warrants. In addition, non-GAAP net income (loss) per share, diluted, includes the anti-dilutive impact of the Company’s note hedge and capped call agreements on convertible senior notes outstanding, which fully reduced the potential dilutive effect of the convertible senior notes outstanding. Accordingly, the Company did not record any adjustments to non-GAAP net income (loss) for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019(1)	2020	2019(1)
Net loss	$(60,100)	$(42,980)	$(117,762)	$(94,946)
Add:
Stock-based compensation expense(2)	48,394	31,274	86,122	53,959
Non-cash charitable contributions	1,881	652	2,417	652
Amortization of acquired intangibles	1,594	1,785	3,187	2,548
Acquisition-related expenses(3)	—	—	—	3,449
Amortization of debt discount and debt issuance costs(4)	15,973	4,088	26,330	8,113
Loss on early extinguishment of debt(5)	2,174	—	2,174	—
Non-GAAP net income (loss)	$9,916	$(5,181)	$2,468	$(26,225)

Weighted-average shares used to compute net loss per share, basic and diluted	126,319	115,033	124,922	114,042
Non-GAAP weighted-average effect of potentially dilutive securities	15,936	—	16,281	—
Non-GAAP weighted-average shares used to compute non-GAAP net income (loss) per share, diluted	142,255	115,033	141,203	114,042

Net loss per share, basic and diluted	$(0.48)	$(0.37)	$(0.94)	$(0.83)
Non-GAAP net income (loss) per share, basic(6)	$0.08	$(0.05)	$0.02	$(0.23)
Non-GAAP net income (loss) per share, diluted(6)	$0.07	$(0.05)	$0.02	$(0.23)

(1) Prior periods have been adjusted to conform to the current presentation. See footnotes (4), (5) and (6) for additional details.

(2)	See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(3) We define acquisition-related expenses as costs associated with acquisitions, including transaction costs and other non-recurring incremental costs incurred.
(4) Amortization of debt issuance costs is an adjustment to non-GAAP net income (loss), effective the three and six months ended July 31, 2020. Debt issuance costs included are $0.8 million and $1.4 million for the three and six months ended July 31, 2020, respectively, and $0.3 million and $0.6 million for the three and six months ended July 31, 2019, respectively.
(5) Loss on early extinguishment of debt is calculated inclusive of write-offs of debt issuance costs, effective the three and six months ended July 31, 2020. The amounts of these write-offs are $1.0 million for the three and six months ended July 31, 2020, respectively, and nil for the three and six months ended July 31, 2019, respectively.
(6) The total impact of the adjustments noted in footnotes (4) and (5) and for the periods noted in footnote (1) above on non-GAAP net income (loss) per share, basic and diluted is nil and $0.01 for the three and six months ended July 31, 2019, respectively.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define Free Cash Flow as net cash provided by operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue.

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$10,930	$(1,134)	$49,627	$20,128
Less:
Purchases of property and equipment	(2,739)	(2,207)	(10,669)	(9,917)
Capitalization of internal-use software costs	(1,326)	(961)	(2,326)	(1,330)
Free cash flow	$6,865	$(4,302)	$36,632	$8,881
Net cash used in investing activities	$(722,865)	$(22,383)	$(672,261)	$(147,990)
Net cash provided by financing activities	$1,047,080	$23,070	$1,061,247	$36,332
Free cash flow margin	3%	(3)%	10%	3%
Calculated Billings
We define Calculated Billings as total revenue plus the change in deferred revenue and less the change in unbilled receivables during the period.

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Total revenue	$200,446	$140,480	$383,305	$265,703
Add:
Unbilled receivables, current (beginning of period)	1,121	799	1,026	1,457
Deferred revenue, current (end of period)	391,246	283,724	391,246	283,724
Less:
Unbilled receivables, current (end of period)	(2,113)	(1,004)	(2,113)	(1,004)
Deferred revenue, current (beginning of period)	(392,121)	(268,033)	(365,236)	(245,622)
Current calculated billings	198,579	155,966	408,228	304,258
Add:
Deferred revenue, noncurrent (end of period)	5,574	7,469	5,574	7,469
Less:
Deferred revenue, noncurrent (beginning of period)	(6,070)	(7,671)	(6,214)	(8,768)
Calculated billings	$198,083	$155,764	$407,588	$302,959